UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

INTERNAL FIXATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-54363	20-4580923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 SW 74th Street, Suite 408
South Miami, Florida 33143

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 268-0995

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into A Material Definitive Agreement

Item 2.03          Creation of a Direct Financial Obligation

Item 3.02          Unregistered Sales of Equity Securities

On November 1, 2011, Internal Fixation Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher") dated as of October 27, 2011 for the sale of an 8% convertible note in the principal amount of $53,000 (the "Note").  The financing closed and the Note was issued on November 1, 2011.

The Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on October 31, 2012.  The Note is convertible into common stock, at Asher’s option, at a 41% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 150 days following the closing, and (iii) 150% if prepaid 151 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The total net proceeds the Company received from this Offering on November 1, 2011 was $50,000.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Asher is an accredited investor, Asher had access to information about the Company and their investment, Asher took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 4.2 to this Current Report.

Item 9.01          Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated as of October 27, 2011, by and among the Company and the Asher Enterprises, Inc.

4.2	Convertible Promissory Note issued by the Company on October 27, 2011 in favor of Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAL FIXATION SYSTEMS, INC.

Date: November 1, 2011	By:	/s/ Laura Cattabriga
	Name:	Laura Cattabriga
	Title:	Chief Financial Officer